EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             ROSE INTERNATIONAL LTD.

      FIRST: The name of the corporation is:

            ROSE INTERNATIONAL LTD.

      SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation is authorized to issue is 25,000,000 shares having a par value of $0.01 per share.

      FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

      SIXTH: The names and addresses of the persons who are to be directors of the corporation until the first meeting of stockholders or until their successors are elected:

            G. DAVID GORDON / JOHN WILSON / W. L. MORRIS
            2424 WEST 21st ST - SUITE 210, TULSA, OK 74114

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

      EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of incorporation in the manner prescribed by the laws of Delaware.

      NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9776. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation.

      TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      ELEVENTH: This company will acquire the assets, liabilities and previous shareholders subject to Directors approval of the Corporation currently incorporated in Utah with the same name filed on June 22, 1995 under file number 180107.

      I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 9th day of August, 1995.


         SIGNED AND ATTESTED to by:  /s/ Richard H.  Bell
                                     ----------------------------------
                                     Richard H. Bell, President & Secretary
                                     HARVARD BUSINESS SERVICES, INC.

                              CERTIFICATE OF MERGER

The following information is being provided in accordance with Section 252(c) of the State of Delaware General Corporation Law ("DGCL"):

      (1) Name and state of incorporation or jurisdiction of each of the constituent corporations:

                  (a) Rose International, Inc., a Utah corporation
                  (b) Rose International Ltd., a Delaware corporation

      (2) An agreement of merger his been approved, adopted, certified, executed and acknowledged by each of Rose International, Inc. and Rose International Ltd. in accordance with subsection 252(c) of the DGCL.

      (3) The name of the surviving corporation: Rose International Ltd.

      (4) The Certificate of Incorporation of the surviving corporation, Rose International Ltd., shall be its Certificate of Incorporation.

      (5) This subsection is not applicable since this is a merger.

      (6) The executed Agreement of Merger is on file at the principal place of business of Rose International Ltd. at 601 ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

      (7) A copy of the Agreement of Merger will be furnished by Rose International Ltd., upon written request, without cost, to any stockholder of either Rose International Ltd. or Rose International, Inc.

      (8) The authorized capital stock of Rose International, Inc., a Utah corporation: 100,000,000 shares of common stock, par value of $.00001 per share.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be executed by its President and attested by its Assistant Secretary, this 29th day of December, 1995.

                             ROSE INTERNATIONAL, LTD.


                             By: /s/ G. David Gordon
                                --------------------------------
                                G.  David Gordon, President
ATTEST:


/s/ Susan Willis
--------------------------
Assistant Secretary

                                STATE OF DELAWARE

                             CERTIFICATE OF RENEWAL
                             AND REVIVAL OF CHARTER

      ROSE INTERNATIONAL LTD., a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

      FIRST: The name of the corporation is ROSE INTERNATIONAL LTD.

      SECOND: Its registered office is the State of Delaware located at 25 Greystone Manor, Lewes, Delaware, 19958-9776, County of Sussex. The name and address of the registered agent is Harvard Business Services, Inc., 25 Greystone Manor, Lewes, Delaware, 19958-9778, County of Sussex.

      THIRD: The date of filing of the original Certificate of Incorporation is Delaware was August 9, 1995.

      FOURTH: The date when restoration, renewal and revival of the charter of this company is to commence is the twenty ninth day October of 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

      FIFTH: This corporation was duly organized and carried on the business authorized by its charter until the thirtieth day of October of 1997 AD, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

      IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of characters, the last and acting authorized officer hereunto set his hand to this certificate this 4th day of June, 1998.

                             By: /s/ Richard Singer
                                ------------------------------
                                 Name: Richard Singer
                                 Title: President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ROSE INTERNATIONAL LTD.

      Rose International, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

      RESOLVED, that the Certificate of Incorporation of Rose International, Ltd., be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

            "FIRST: The name of the corporation (hereinafter called the "Corporation") is Securities Resolution Advisors, Inc."

      SECOND: That in lieu of a meeting and vote of stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That this Certification of Amendment of the Certificate of Incorporation shall be effective on the date of filing.

      IN WITNESS WHEREOF, and Rose International Ltd. has caused this certificate to be signed by Richard Singer, its President this 30th day of June, 1998.

                             ROSE INTERNATIONAL LTD.


                             /s/ Richard Singer, II
                             -------------------------------
                             Richard Singer, II, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      SECURITIES RESOLUTION ADVISORS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of SECURITIES RESOLUTION ADVISORS, INC. resolution were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is a follows:

            RESOLVED, that the Certificate of Incorporation of this corporation is amended by changing the Article thereof numbered "The FOURTH" so that, as amended said Article shall be and read as follows:

            "The amount of total authorized capital stock of the corporation shall be divided into 100,000,000 shares of common stock having a par value of $.001 each."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said SECURITIES RESOLUTION ADVISORS, INC. has caused this certificate to be signed by an authorized officer, this 22nd day of February, 1999.

                             By: /s/ Richard Singer
                                -------------------------
                                Name: Richard Singer
                                Title: President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SECURITIES RESOLUTION ADVISORS, INC.

      SECURITIES RESOLUTION ADVISORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of SECURITIES RESOLUTION ADVISORS, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

            "FIRST: The name of the corporation is Sales Online Direct, Inc."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said SECURITIES RESOLUTION ADVISORS, INC. has caused this certificate to be signed by its Authorized Officer this 16th day of March, 1999.

                             By: /s/ Richard Rotman
                                ---------------------------
                                Name: Richard Rotman
                                Title: Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SALES ONLINE DIRECT, INC.

      Sales Online Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

            RESOLVED, that the Certificate of Incorporation of Sales Online Direct, Inc. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

                  "FOURTH: The amount of total authorized capital stock of the corporation shall be divided into 350,000,000 shares of common stock having a par value of $.001 each."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That this Certification of Amendment of the Certificate of Incorporation shall be effective on the date of filing.

      IN WITNESS WHEREOF, said Sales Online Direct, Inc., has caused this Certificate to be executed, acknowledged and filed by its President this 4th day of January, 2002.

                            SALES ONLINE DIRECT, INC.


                            By: /s/ Gregory Rotman
                               --------------------------------
                               Gregory Rotman, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SALES ONLINE DIRECT, INC.

      Sales Online Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

                  RESOLVED, that the Certificate of Incorporation of Sales Online Direct, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

                  "FIRST: The name of the corporation is Paid, Inc."

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

            FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 8, 2003.

      IN WITNESS WHEREOF, said Sales Online Direct, Inc., has caused this Certificate to be executed, acknowledged and filed by its President this 21st day of November, 2003.

                            SALES ONLINE DIRECT, INC.


                            By:  /s/ Gregory Rotman
                               ---------------------------------------
                               Gregory Rotman, President